UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2008

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250 140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2008, at the Annual Meeting of Stockholders of Technology Research Corporation (“TRC” or the “Company”), the stockholders approved the TRC Amended and Restated 2000 Long Term Incentive Plan (the “Plan”).  With the approval of the Plan, the number of shares of common stock reserved for issuance was increased by an additional 500,000 shares.  A description of the Plan is set forth in the Company’s proxy statement dated July 21, 2008, in the section entitled “Proposal Three – Approval of the Technology Research Corporation Amended and Restated 2000 Long Term Incentive Plan”, which is incorporated in this report by reference.  This description is qualified in its entirety by reference to the full text of the Plan that is set forth as Exhibit B to the proxy statement filed by the Company with the Securities and Exchange Commission on July 21, 2008, which is incorporated in this report by reference.

Item 8.01.	Other Events.

On August 27 2008, the Company’s Board of Directors appointed Brad Freeman, TRC’s Vice President of Operations, and Douglas Tilghman, TRC’s Vice President of Engineering, as executive officers.  Mr. Freeman is responsible for coordinating TRC’s manufacturing operations, leveraging TRC’s resources for maximum productivity in its commercial and military business and optimizing TRC’s global supply chain management functions.  With the appointment of Mr. Tilghman as an executive officer, TRC has expanded its engineering expertise in electronic hardware and firmware/software to compliment its electrical and electromechanical capabilities.

Item 9.01.         Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

10.1
Technology Research Corporation Amended and Restated 2000 Long Term Incentive Plan (incorporated by reference to Exhibit B of the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2008 Annual Meeting of Stockholders dated July 21, 2008, File No. 000-13763)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: September 10, 2008	By: /s/ Owen Farren
Name: Owen Farren
Title: President and Chief Executive Officer